AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 18th day of May, 2007, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the "Fund Administration Agreement"), is entered by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series, the PIA BBB Bond Fund Managed Account Completion Shares Fund, the PIA MBS Bond Fund Managed Account Completion Shares Fund,  the PIA Short-Term Securities Fund and the PIA Moderate Duration Bond Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Agreement; and

WHEREAS, the parties desire to amend said Fund Administration Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit K is hereby superseded and replaced with Exhibit K attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Name: Douglas G. Hess	Name: Michael R. McVoy
Title: Treasurer	Title: Sr. Vice President

Exhibit K to the
Advisors Series Trust Fund Administration Servicing Agreement

Name of Series	Date Added
PIA BBB Bond Fund Managed Account Completion Shares	10/27/2004
PIA MBS Bond Fund Managed Account Completion Shares	02/28/2006
PIA Short-Term Securities Fund	10/27/2004
PIA Moderate Duration Bond Fund	10/27/2004

FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE - PIA FUNDS EFFECTIVE MAY 2007
PACIFIC INCOME ADVISORS, INC. By: /s/ Thad M. Brown Name: Thad M. Brown Title: CCO

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